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                                                                   EXHIBIT 10.20

                               AMENDMENT AGREEMENT

ENTERED INTO AS OF THE DAY OF JULY 19TH, 2002 (hereinafter referred to as the "The Amendment Agreement"),

BETWEEN: MAYOR'S JEWELERS, INC. a corporation duly incorporated according to the laws of Delaware, having its head office at 14051, Northwest 14th Street, Sunrise, Florida, herein represented by its Chief Executive Officer, Joe Cicio (hereinafter referred to as the "Company"),

AND:              AIDA ALVAREZ
                  (hereinafter referred to as the "Executive"),

         WHEREAS the Company is engaged in the business of operating a chain of retail stores specializing in jewelry, timepieces, china, crystal and giftware (the "Business");

         WHEREAS the Executive declares possessing certain expertise in the fields of jewelry merchandising a retail chain;

         WHEREAS the EXECUTIVE has been working for the Company since August 28, 1989 as its Vice President of Merchandising according to an EMPLOYMENT AGREEMENT (the "Agreement") dated May 10, 2001;

         WHEREAS the Company is contemplating entering into a transaction under which Henry Birks & Sons Inc or its nominee would invest US$15.0 million in the Company (herein referred to as the Transaction);

         WHEREAS the Company has agreed and the Executive has accepted to amend the term of the Agreement conditional upon Birks and the Company closing the Transaction;

         WHEREAS the COMPANY has agreed and the Executive has accepted to enter into an Amendment Agreement on the same terms and conditions contained in the Agreement save and except as herein detailed;

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PREMISES AND AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

1. The parties acknowledge that the foregoing recitals are true in substance and in fact;

8. The Agreement shall be amended as herein described conditional upon closing of the Transaction;

9. Should the Transaction be consummated, the Agreement shall be amended upon the date of closing of the Transaction;

10. Section 1.01 EMPLOYMENT AND DUTIES of the Agreement is hereby amended as follows: the sentence reading:

                  "Subject to the terms and conditions of this Agreement, the Company employs the Executive to serve as the Vice President of Merchandising and the Executive accepts such employment and


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                  agrees to perform in a diligent, careful and proper manner such reasonable responsibilities and duties commensurate with such position as may be assigned to Executive by the CEO or other designees of the Company."

         is deleted and replaced by the following:

                  "Subject to the terms and conditions of this Agreement, the Company employs the Executive to serve the Vice President of Merchandising and the Executive accepts such employment and agrees to perform in a diligent, careful and proper manner such reasonable responsibilities and duties commensurate with such position as may be assigned to Executive by the CEO or other Executive officer that the CEO shall designate. The Executive shall report to either the person then designated COO or such other person as the CEO shall designate."

11. Section 1.01 EMPLOYMENT AND DUTIES of the Agreement is hereby amended as follows: the sentence reading:

                  "Such title and duties may be changed in a manner deemed appropriate from time to time by the CEO or the Board of Directors so long as such title and duties are consistent with Executive's employment level and qualifications; provided, however, this sentence shall not be operative after an Early Trigger or Change of Control as defined in Section 3.01"

is deleted and replaced by the following:

                  "Such title and duties may be changed in a manner deemed appropriate from time to time by the CEO or other designees of the Company so long as such title and duties are consistent with Executive's employment level and qualifications".

12. Section 3.01(g) "GOOD REASON" of the Agreement is hereby amended as follows: the sentence under clause (i) reading:

                  "the Company changes the Executive's status, title or position as an officer of the Company and such change represents a material reduction in such status, titles or position conferred hereunder , and/or"

         is deleted and replaced by the following:

                  "the Executive ceases (x) to be a member of management of the Company, (y) to have a title or responsibilities of those of management. "

13.      At the end of Section 3.01 (g) the following sentences shall be added:

                  "A requirement that the Executive provide information to, or cooperate with, or report to personnel of any entity that is or becomes a


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controlling stockholder of the Company shall not constitute Good Reason".

14. In Section 3. 04 TERMINATION, NON-RENEWAL OR RESIGNATION IN CONNECTION WITH A CHANGE OF CONTROL, paragraph (c), clause (y) reading:

                  "Good Reason shall include a change in the Executive's status, title or position as an officer of the Company and such change represents a material reduction in such status, title or position as in effect immediately prior to a change in control."

         shall be deleted.

9. Following consummation of the Transaction, its is contemplated that the Executive will report directly to the person then designated COO and will be invited to participate in regularly scheduled senior management meetings to be chaired by the CEO.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MAYOR'S JEWELER'S, INC.

Per: /s/ JOE CICIO
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Signed at:
           -------------------------

this 6 day of Aug., 2002



Acknowledged and accepted:
AIDA ALVAREZ


/s/ AIDA ALVAREZ
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